Exhibit 3.1

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP
OF
DCP MIDSTREAM PARTNERS, LP

DCP Midstream Partners, LP (the “Company”) desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, DOES HEREBY CERTIFY:

1.	The name of the limited partnership is DCP Midstream Partners, LP.

2.	Article 1 of the Certificate of Limited Partnership of the Company is hereby amended in its entirety as follows:

Name. The name of the limited partnership is “DCP Midstream, LP”.

3.	The effective time of this Certificate of Amendment is immediately upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Limited Partnership of DCP Midstream Partners, LP on this 11th day of January, 2017.

DCP MIDSTREAM PARTNERS, LP

By:	DCP Midstream GP, LP
Its General Partner

By:	DCP Midstream GP, LLC
Its General Partner

/s/ Michael S. Richards
Michael S. Richards
Authorized Person